EXHIBIT E-2

AMENDMENT NO. 1 TO TRI-PARTY AGREEMENT

FOR DISTRIBUTION SERVICES

THIS AMENDMENT is made as of August 22, 2022, among Ancora Trust (the “Trust” and/or Investment Company “IC”, or “Fund”), an Ohio business Trust/IC, Ancora Advisors, LLC, an Ohio limited liability company and Arbor Court Capital (“ACC”), a limited liability corporation organized and existing under the laws of the State of Ohio.

WHEREAS the Trust/IC is registered under the Investment Company Act of 1940, as amended (“1940 Act”), as an open-end management investment company, and has registered one or more distinct series of shares of beneficial interest (“Shares”) for sale to the public under the Securities Act of 1933, as amended (“1933”), and has qualified its shares for sale to the public under various state securities laws; and

WHEREAS, pursuant to a Tri-Party Agreement for Distribution Services dated November 21, 2016 (the “Agreement”), the Trust/IC appointed ACC as principal underwriter in connection with the offering and sale of the Shares; and

WHEREAS, the parties desire to amend Schedule A to the Agreement to reflect the current list of series of Shares of the Trust/IC; and

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.

Amendment.  Schedule A to this Agreement is hereby amended as set forth on Schedule A attached to this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated as of the day and year first above written.

Ancora Advisors, LLC

By:

Title:

Ancora Trust

By:

Title:

(Signatures Continued on Following Page)

Arbor Court Capital, LLC

By:

Title:

SCHEDULE A

to the

AGREEMENT FOR DISTRIBUTION SERVICES

among

Ancora Advisors, LLC, Ancora Trust and Arbor Court Capital

Pursuant to Section 1 of the Tri-Party Agreement for Distribution Services among Ancora Advisors, LLC, Ancora Trust (the “Trust/IC”) and Arbor Court Capital (“ACC”), the Trust/IC hereby appoints ACC as its agent to be the principal underwriter of the Trust/IC with respect to the following series:

Ancora Income Fund

Ancora Dividend Value Equity Fund

Ancora Micro Cap Fund

Ancora/Thelen Small-Mid Cap Fund